Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the following registration statements on Forms S-4 and S-8 of IKON Office Solutions, Inc. of our report dated December 1, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

REGISTRATION
NUMBER	FILING DATE	DESCRIPTION

2-66880	March 10, 1980	IKON Office Solutions, Inc. 1980 Deferred Compensation Plan
2-75296	December 11, 1982	IKON Office Solutions, Inc. 1982 Deferred Compensation Plan
33-00120	September 6, 1985	IKON Office Solutions, Inc. 1985 Deferred Compensation Plan
33-26732	January 27, 1989	IKON Office Solutions, Inc. 1985 Non Employee Directors’ Stock Option Plan (formerly 1989 Directors’ Stock Option Plan)
33-36745	September 10, 1990	IKON Office Solutions, Inc. 1991 Deferred Compensation Plan
33-38193	December 10, 1990	IKON Office Solutions, Inc. 1986 Stock Option Plan
33-54781	July 28, 1994	IKON Office Solutions, Inc. Stock Award Plan
33-56469	November 15, 1994	IKON Office Solutions, Inc. 1995 Stock Option Plan
33-56471	November 15, 1994	IKON Office Solutions, Inc. Long Term Incentive Compensation Plan
33-64177	November 14, 1995	IKON Office Solutions, Inc. $750,000,000 Debt Securities, Preferred Stock of Common Stock
333-24931	April 10, 1997	IKON Office Solutions, Inc. 10,000,000 Shared of Common Stock
333-47783	March 11, 1998	IKON Office Solutions, Inc. Stock Award Plan
33-55096	June 26, 2000	1993 Stock Option Plan for Non-Employee Directors
333-51134	December 1, 2000	IKON Office Solutions, Inc. Retirement Savings Plan
333-69648	September 19, 2001	IKON Office Solutions, Inc. Retirement Savings Plan
333-99355	September 10, 2002	IKON Office Solutions, Inc. Retirement Savings Plan
333-114431	April 13, 2004	IKON Office Solutions, Inc. Retirement Savings Plan
333-121497	December 21, 2004	IKON Office Solutions, Inc. Amended and Restated 1994 Deferred Compensation Plan, and IKON Office Solutions, Inc. Amended and Restated Executive Deferred Compensation Plan
333-130513	December 20, 2005	IKON Office Solutions, Inc. $225,000,000, 7.75% Senior Notes
February 13, 2006

333-134792	June 6, 2006	IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan
333-137886	October 6, 2006	IKON Office Solutions, Inc. Retirement Savings Plan
PricewaterhouseCoopers LLP
Philadelphia, PA
December 1, 2006